UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2017

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, Juniper Networks, Inc. (the “Company”) issued a press release announcing that (i) Kevin Hutchins, the Company’s Senior Vice President, Strategy and Business Development, has been appointed to serve in a newly created position as the Company’s Senior Vice President, Strategy and Product Line Management, and (ii) Andy Athreya, the Company’s Senior Vice President, Engineering, has been appointed as the Company’s Senior Vice President, Chief Development Officer. Both positions will report to Rami Rahim, the Company’s Chief Executive Officer.

In addition, the Company announced that Jonathan Davidson, Executive Vice President and General Manager, Juniper Development and Innovation, notified the Company of his intention to resign from the Company, effective immediately.

A copy of the press release issued by the Company is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Juniper Networks, Inc. on March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

March 7, 2017	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Juniper Networks, Inc. on March 7, 2017